Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: January 19, 2016

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2015 FOURTH QUARTER

AND FULL-YEAR PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2015.

GAAP Results of Operations. Reflecting the impact of merger-related expenses associated with its recent acquisition, M&T’s diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2015 were $1.65, compared with $1.92 in the year-earlier quarter and $1.93 in the third quarter of 2015. GAAP-basis net income in the recent quarter was $271 million, compared with $278 million in the final quarter of 2014 and $280 million in 2015’s third quarter. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the recent quarter was .93% and 7.22%, respectively, compared with 1.12% and 9.10%, respectively, in the year-earlier quarter and 1.13% and 8.93%, respectively, in the third quarter of 2015.

Commenting on M&T’s performance in 2015, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “M&T posted strong financial performance in the fourth quarter, reflecting our recent merger, growth in revenues, controlled expenses and continued solid credit quality, resulting in a 7% increase in diluted net operating earnings per common share from the year-earlier quarter. We are pleased with all that was accomplished in the quarter. On

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November 1, we welcomed our Hudson City colleagues and valued customers into the M&T family. The full integration of Hudson City’s operations will be completed in February after the conversion of the deposit system and branch network. The merger with Hudson City brings exceptional opportunities for M&T, and we are excited to offer our broad array of products and services to both existing and new customers. While financial results for the fourth quarter reflect only two months of the operations associated with Hudson City, the acquisition has already had a positive impact on M&T’s operating results and capital position, contributing to a 13% rise in tangible book value per share from the 2014 year end.”

M&T’s fourth quarter results reflect its acquisition of Hudson City Bancorp, Inc. (“Hudson City”), effective November 1, 2015, including the payment of cash consideration of $2.1 billion and the issuance of 25,953,950 common shares. Results of the operations acquired from Hudson City have been reflected in M&T’s results since the acquisition date. Assets acquired in the transaction totaled approximately $34.6 billion, including $19.0 billion of loans and $7.9 billion of investment securities, while liabilities assumed were $31.5 billion, including $17.9 billion of deposits and $13.2 billion of borrowings. In early November, M&T restructured its balance sheet by selling $5.8 billion of investment securities obtained in the acquisition and repaying $10.6 billion of borrowings assumed in the transaction. Merger-related expenses incurred during the final 2015 quarter aggregated $61 million after-tax effect, or $.40 of diluted earnings per common share.

For the full year of 2015, diluted earnings per common share were $7.18, compared with $7.42 for 2014. Net income totaled $1.08 billion in 2015, up from $1.07 billion in 2014. Expressed

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as a rate of return on average assets and average common shareholders’ equity, net income in 2015 was 1.06% and 8.32%, respectively, compared with 1.16% and 9.08%, respectively, in 2014.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release. Reflected in merger-related expenses in the fourth quarter of 2015 was a provision for credit losses of $21 million. GAAP requires that acquired loans be recorded at estimated fair value, which includes the use of interest rate and credit loss assumptions to project estimated cash flows. GAAP also provides that an allowance for credit losses associated with probable incurred losses on loans acquired at a premium also be recognized. Accordingly, M&T recorded a $21 million provision related to such loans obtained in the Hudson City acquisition. Given the requirement to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that provision to be a merger-related expense. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

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Diluted net operating earnings per common share were $2.09 in the fourth quarter of 2015, improved from $1.95 in each of the year-earlier period and the third quarter of 2015. Net operating income for 2015’s final quarter rose to $338 million, up 20% and 19% from $282 million and $283 million in the fourth quarter of 2014 and the third quarter of 2015, respectively. For the quarter ended December 31, 2015, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.21% and 13.26%, respectively, compared with 1.18% and 13.55%, respectively, in the similar 2014 period and 1.18% and 12.98%, respectively, in the third quarter of 2015.

For the year ended December 31, 2015, diluted net operating earnings per common share were $7.74, up 2% from $7.57 in 2014. Net operating income in 2015 rose 6% to $1.16 billion from $1.09 billion in 2014. Net operating income in 2015 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.18% and 13.00%, respectively, compared with 1.23% and 13.76%, respectively, in 2014.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis aggregated $813 million in the fourth quarter of 2015, up 18% from $688 million earned in the year-earlier period and 16% higher than $699 million recorded in the third quarter of 2015. The growth in such income in the recent quarter resulted from higher earning assets. Average earning assets rose to $103.6 billion in the recent quarter, 18% above $88.0 billion in the fourth quarter of 2014 and 17% higher than $88.4 billion in 2015’s third quarter. Those increases were predominantly the result of the Hudson City acquisition that added approximately $14.6 billion to average

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earning assets in the recent quarter. Also reflective of the Hudson City acquisition, the net interest margin was 3.12% in 2015’s fourth quarter, compared with 3.10% in the final quarter of 2014 and 3.14% in the third quarter of 2015. Net interest income on a taxable-equivalent basis totaled $2.87 billion for the full-year 2015, 6% higher than $2.70 billion in 2014. That improvement resulted from a $9.5 billion increase in average earning assets, partially offset by a narrowing of the net interest margin to 3.14% in 2015 from 3.31% in 2014.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $58 million during the fourth quarter of 2015, compared with $33 million in the year-earlier quarter and $44 million in the third quarter of 2015. Net charge-offs of loans were $36 million during the recent quarter, compared with $32 million in the final quarter of 2014 and $40 million in the third quarter of 2015. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .18% and .19% in the fourth quarter of 2015 and 2014, respectively, and .24% in 2015’s third quarter. The provision for credit losses was $170 million for the year ended December 31, 2015, compared with $124 million in 2014. Net loan charge-offs during 2015 and 2014 totaled $134 million and $121 million, respectively, or .19% of average loans outstanding in each of those years. As already noted, a $21 million provision was recorded in the fourth quarter of 2015, in accordance with GAAP, related to loans obtained in the Hudson City acquisition that had a fair value in excess of outstanding principal. GAAP provides that an allowance for credit losses on such loans be recorded beyond the recognition of the fair value of the loans at the acquisition date.

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Loans classified as nonaccrual were $799 million, or .91% of total loans outstanding at December 31, 2015, compared with $799 million or 1.20% a year earlier and $787 million or 1.15% at September 30, 2015. Assets taken in foreclosure of defaulted loans were $195 million at the end of 2015, compared with $64 million and $66 million at December 31, 2014 and September 30, 2015, respectively. The higher level of such assets at the 2015 year-end resulted from residential real estate properties obtained in the Hudson City acquisition.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $956 million at December 31, 2015, compared with $920 million a year earlier and $934 million at September 30, 2015. The allowance expressed as a percentage of outstanding loans was 1.09% at the end of 2015, compared with 1.38% at December 31, 2014 and 1.36% at September 30, 2015. The decline in that ratio from September 30, 2015 and December 31, 2014 reflects the impact of residential mortgage loans obtained in the Hudson City acquisition.

Noninterest Income and Expense. Noninterest income totaled $448 million in the recently completed quarter, compared with $452 million in the fourth quarter of 2014 and $440 million in the third quarter of 2015. The modest decline as compared with the final 2014 quarter resulted from lower trust income and residential mortgage banking revenues associated with loan servicing activities, partially offset by higher credit-related fees. The decline in trust income was predominantly the result of the second quarter 2015 sale of M&T’s trade processing business within its retirement services division. Contributing to the

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recent quarter’s increase in noninterest income as compared with the immediately preceding quarter were higher commercial mortgage banking revenues and credit-related fees.

Noninterest income aggregated $1.83 billion and $1.78 billion during the years ended December 31, 2015 and 2014, respectively. Reflected in that improvement were higher commercial mortgage banking revenues and a $45 million gain from the sale of M&T’s trade processing business that was partially offset by lower trust income associated with that divested business.

Noninterest expense in the final quarter of 2015 totaled $786 million, compared with $666 million in the year-earlier quarter and $654 million in the third quarter of 2015. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $701 million in the fourth quarter of 2015, compared with $659 million in the year-earlier quarter and $650 million in the third quarter of 2015. The most significant factor for the higher level of operating expenses in the recent quarter was the impact of the operations obtained in the Hudson City acquisition.

For the year ended December 31, 2015, noninterest expenses totaled $2.82 billion, compared with $2.69 billion in the previous year. Noninterest operating expenses were $2.72 billion in 2015 and $2.66 billion in 2014. That increase reflects noninterest operating expenses associated with Hudson City.

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The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.5% in the recent quarter, compared with 57.8% in the year-earlier quarter and 57.1% in the third quarter of 2015. The efficiency ratio for the full year 2015 was 58.0%, compared with 59.3% in 2014.

Balance Sheet. M&T had total assets of $122.8 billion at December 31, 2015, up 27% from $96.7 billion a year earlier. Investment securities were $15.7 billion at the recent year-end, up $2.7 billion or 20% from December 31, 2014. Loans and leases, net of unearned discount, rose 31% to $87.5 billion at the 2015 year-end from $66.7 billion at December 31, 2014. Total deposits were $92.0 billion at the recent year-end, up 25% or $18.4 billion from $73.6 billion at December 31, 2014.

Total shareholders’ equity rose $3.8 billion or 31% to $16.2 billion at December 31, 2015 from $12.3 billion a year earlier, representing 13.17% and 12.76%, respectively, of total assets. Common shareholders’ equity was $14.9 billion, or $93.60 per share, at December 31, 2015, compared with $11.1 billion, or $83.88 per share, at December 31, 2014. Tangible equity per common share rose 13% to $64.28 at December 31, 2015 from $57.06 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $87.67 and $61.22, respectively, at September 30, 2015. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the transitional capital rules

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that became effective for M&T on January 1, 2015 was approximately 11.06% at the 2015 year-end.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #25536663. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available through January 22, 2016 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID #25536663. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results

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may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including

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the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2015	2014	Change	2015	2014	Change

Performance

Net income	$270,965	277,549	-2%	$1,079,667	1,066,246	1%
Net income available to common shareholders	248,059	254,239	-2%	987,724	978,581	1%

Per common share:
Basic earnings	$1.65	1.93	-15%	$7.22	7.47	-3%
Diluted earnings	1.65	1.92	-14%	7.18	7.42	-3%
Cash dividends	$.70	.70	—	$2.80	2.80	—

Common shares outstanding:
Average - diluted (1)	150,718	132,278	14%	137,533	131,844	4%
Period end (2)	159,600	132,354	21%	159,600	132,354	21%

Return on (annualized):
Average total assets	.93%	1.12%		1.06%	1.16%
Average common shareholders’ equity	7.22%	9.10%		8.32%	9.08%

Taxable-equivalent net interest income	$813,401	687,847	18%	$2,867,050	2,700,088	6%

Yield on average earning assets	3.48%	3.44%		3.50%	3.65%
Cost of interest-bearing liabilities	.54%	.52%		.55%	.53%
Net interest spread	2.94%	2.92%		2.95%	3.12%
Contribution of interest-free funds	.18%	.18%		.19%	.19%
Net interest margin	3.12%	3.10%		3.14%	3.31%

Net charge-offs to average total net loans (annualized)	.18%	.19%		.19%	.19%

Net operating results (3)

Net operating income	$337,613	281,929	20%	$1,156,637	1,086,903	6%
Diluted net operating earnings per common share	2.09	1.95	7%	7.74	7.57	2%
Return on (annualized):
Average tangible assets	1.21%	1.18%		1.18%	1.23%
Average tangible common equity	13.26%	13.55%		13.00%	13.76%
Efficiency ratio	55.53%	57.84%		57.98%	59.29%

	At December 31
	2015	2014	Change

Loan quality

Nonaccrual loans	$799,409	799,151	—
Real estate and other foreclosed assets	195,085	63,635	207%

Total nonperforming assets	$994,494	862,786	15%

Accruing loans past due 90 days or more (4)	$273,086	245,020	11%

Government guaranteed loans included in totals above:
Nonaccrual loans	$47,052	69,095	-32%
Accruing loans past due 90 days or more	231,930	217,822	6%

Renegotiated loans	$182,865	202,633	-10%

Accruing loans acquired at a discount past due 90 days or more (5)	$68,473	110,367	-38%

Purchased impaired loans (6):
Outstanding customer balance	$1,218,711	369,080	230%
Carrying amount	783,036	197,737	296%

Nonaccrual loans to total net loans	.91%	1.20%

Allowance for credit losses to total loans	1.09%	1.38%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Performance

Net income	$270,965	280,401	286,688	241,613	277,549
Net income available to common shareholders	248,059	257,346	263,481	218,837	254,239

Per common share:
Basic earnings	$1.65	1.94	1.99	1.66	1.93
Diluted earnings	1.65	1.93	1.98	1.65	1.92
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	150,718	133,376	133,116	132,769	132,278
Period end (2)	159,600	133,311	133,099	132,946	132,354

Return on (annualized):
Average total assets	.93%	1.13%	1.18%	1.02%	1.12%
Average common shareholders’ equity	7.22%	8.93%	9.37%	7.99%	9.10%

Taxable-equivalent net interest income	$813,401	699,075	689,148	665,426	687,847

Yield on average earning assets	3.48%	3.48%	3.52%	3.54%	3.44%
Cost of interest-bearing liabilities	.54%	.55%	.55%	.57%	.52%
Net interest spread	2.94%	2.93%	2.97%	2.97%	2.92%
Contribution of interest-free funds	.18%	.21%	.20%	.20%	.18%
Net interest margin	3.12%	3.14%	3.17%	3.17%	3.10%

Net charge-offs to average total net loans (annualized)	.18%	.24%	.13%	.22%	.19%

Net operating results (3)

Net operating income	$337,613	282,907	290,341	245,776	281,929
Diluted net operating earnings per common share	2.09	1.95	2.01	1.68	1.95
Return on (annualized):
Average tangible assets	1.21%	1.18%	1.24%	1.08%	1.18%
Average tangible common equity	13.26%	12.98%	13.76%	11.90%	13.55%
Efficiency ratio	55.53%	57.05%	58.23%	61.46%	57.84%

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Loan quality

Nonaccrual loans	$799,409	787,098	797,146	790,586	799,151
Real estate and other foreclosed assets	195,085	66,144	63,734	62,578	63,635

Total nonperforming assets	$994,494	853,242	860,880	853,164	862,786

Accruing loans past due 90 days or more (4)	$273,086	231,465	238,568	236,621	245,020

Government guaranteed loans included in totals above:
Nonaccrual loans	$47,052	48,955	58,259	60,508	69,095
Accruing loans past due 90 days or more	231,930	193,998	206,775	193,618	217,822

Renegotiated loans	$182,865	189,639	197,145	198,911	202,633

Accruing loans acquired at a discount past due 90 days or more (5)	$68,473	80,827	78,591	80,110	110,367

Purchased impaired loans (6):
Outstanding customer balance	$1,218,711	278,979	312,507	335,079	369,080
Carrying amount	783,036	149,421	169,240	184,018	197,737

Nonaccrual loans to total net loans	.91%	1.15%	1.17%	1.18%	1.20%

Allowance for credit losses to total loans	1.09%	1.36%	1.36%	1.37%	1.38%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(4)	Excludes loans acquired at a discount.
(5)	Loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended December 31			Year ended December 31
Dollars in thousands	2015	2014	Change	2015	2014	Change

Interest income	$902,377	756,612	19%	$3,170,844	2,956,877	7%
Interest expense	95,333	74,772	27	328,257	280,431	17

Net interest income	807,044	681,840	18	2,842,587	2,676,446	6

Provision for credit losses	58,000	33,000	76	170,000	124,000	37

Net interest income after provision for credit losses	749,044	648,840	15	2,672,587	2,552,446	5

Other income
Mortgage banking revenues	87,500	93,675	-7	375,738	362,912	4
Service charges on deposit accounts	105,748	106,319	-1	420,608	427,956	-2
Trust income	114,564	128,442	-11	470,640	508,258	-7
Brokerage services income	15,546	15,809	-2	64,770	67,212	-4
Trading account and foreign exchange gains	9,938	8,397	18	30,577	29,874	2
Loss on bank investment securities	(22)	—	—	(130)	—	—
Equity in earnings of Bayview Lending Group LLC	(3,224)	(4,049)	—	(14,267)	(16,672)	—
Other revenues from operations	118,058	103,050	15	477,101	399,733	19

Total other income	448,108	451,643	-1	1,825,037	1,779,273	3

Other expense
Salaries and employee benefits	434,413	345,135	26	1,549,530	1,404,950	10
Equipment and net occupancy	70,747	62,335	13	272,539	269,299	1
Printing, postage and supplies	10,905	8,881	23	38,491	38,201	1
Amortization of core deposit and other intangible assets	9,576	7,170	34	26,424	33,824	-22
FDIC assessments	19,562	11,695	67	52,113	55,531	-6
Other costs of operations	240,910	231,005	4	883,835	887,669	—

Total other expense	786,113	666,221	18	2,822,932	2,689,474	5

Income before income taxes	411,039	434,262	-5	1,674,692	1,642,245	2

Applicable income taxes	140,074	156,713	-11	595,025	575,999	3

Net income	$270,965	277,549	-2%	$1,079,667	1,066,246	1%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

Interest income	$902,377	770,026	760,354	738,087	756,612
Interest expense	95,333	77,199	77,226	78,499	74,772

Net interest income	807,044	692,827	683,128	659,588	681,840

Provision for credit losses	58,000	44,000	30,000	38,000	33,000

Net interest income after provision for credit losses	749,044	648,827	653,128	621,588	648,840

Other income
Mortgage banking revenues	87,500	84,035	102,602	101,601	93,675
Service charges on deposit accounts	105,748	107,259	105,257	102,344	106,319
Trust income	114,564	113,744	118,598	123,734	128,442
Brokerage services income	15,546	16,902	16,861	15,461	15,809
Trading account and foreign exchange gains	9,938	8,362	6,046	6,231	8,397
Loss on bank investment securities	(22)	—	(10)	(98)	—
Equity in earnings of Bayview Lending Group LLC	(3,224)	(3,721)	(3,131)	(4,191)	(4,049)
Other revenues from operations	118,058	113,118	150,804	95,121	103,050

Total other income	448,108	439,699	497,027	440,203	451,643

Other expense
Salaries and employee benefits	434,413	363,567	361,657	389,893	345,135
Equipment and net occupancy	70,747	68,470	66,852	66,470	62,335
Printing, postage and supplies	10,905	8,691	9,305	9,590	8,881
Amortization of core deposit and other intangible assets	9,576	4,090	5,965	6,793	7,170
FDIC assessments	19,562	11,090	10,801	10,660	11,695
Other costs of operations	240,910	197,908	242,048	202,969	231,005

Total other expense	786,113	653,816	696,628	686,375	666,221

Income before income taxes	411,039	434,710	453,527	375,416	434,262

Applicable income taxes	140,074	154,309	166,839	133,803	156,713

Net income	$270,965	280,401	286,688	241,613	277,549

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31		Change
Dollars in thousands	2015	2014

ASSETS

Cash and due from banks	$1,368,040	1,289,965	6%

Interest-bearing deposits at banks	7,594,350	6,470,867	17

Federal funds sold	—	83,392	-100

Trading account assets	273,783	308,175	-11

Investment securities	15,656,439	12,993,542	20

Loans and leases:

Commercial, financial, etc.	20,422,338	19,461,292	5
Real estate - commercial	29,197,311	27,567,569	6
Real estate - consumer	26,270,103	8,657,301	203
Consumer	11,599,747	10,982,794	6

Total loans and leases, net of unearned discount	87,489,499	66,668,956	31
Less: allowance for credit losses	955,992	919,562	4

Net loans and leases	86,533,507	65,749,394	32

Goodwill	4,593,112	3,524,625	30

Core deposit and other intangible assets	140,268	35,027	300

Other assets	6,628,385	6,230,548	6

Total assets	$122,787,884	96,685,535	27%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$29,110,635	26,947,880	8%

Interest-bearing deposits	62,677,036	46,457,591	35

Deposits at Cayman Islands office	170,170	176,582	-4

Total deposits	91,957,841	73,582,053	25

Short-term borrowings	2,132,182	192,676	1007

Accrued interest and other liabilities	1,870,714	1,567,951	19

Long-term borrowings	10,653,858	9,006,959	18

Total liabilities	106,614,595	84,349,639	26

Shareholders’ equity:

Preferred	1,231,500	1,231,500	—
Common (1)	14,941,789	11,104,396	35

Total shareholders’ equity	16,173,289	12,335,896	31

Total liabilities and shareholders’ equity	$122,787,884	96,685,535	27%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $251.6 million at December 31, 2015 and $181.0 million at December 31, 2014.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014

ASSETS

Cash and due from banks	$1,368,040	1,249,704	1,347,858	1,269,816	1,289,965

Interest-bearing deposits at banks	7,594,350	4,713,266	4,045,852	6,291,491	6,470,867

Federal funds sold	—	—	3,000	97,037	83,392

Trading account assets	273,783	340,710	277,009	363,085	308,175

Investment securities	15,656,439	14,494,539	14,751,637	14,393,270	12,993,542

Loans and leases:

Commercial, financial, etc.	20,422,338	20,233,177	20,111,028	19,775,494	19,461,292
Real estate - commercial	29,197,311	28,720,537	28,442,488	27,845,710	27,567,569
Real estate - consumer	26,270,103	8,211,062	8,444,542	8,504,119	8,657,301
Consumer	11,599,747	11,375,472	11,133,194	10,973,719	10,982,794

Total loans and leases, net of unearned discount	87,489,499	68,540,248	68,131,252	67,099,042	66,668,956
Less: allowance for credit losses	955,992	933,798	929,987	921,373	919,562

Net loans and leases	86,533,507	67,606,450	67,201,265	66,177,669	65,749,394

Goodwill	4,593,112	3,513,325	3,513,325	3,524,625	3,524,625

Core deposit and other intangible assets	140,268	18,179	22,269	28,234	35,027

Other assets	6,628,385	5,860,889	5,917,861	6,232,556	6,230,548

Total assets	$122,787,884	97,797,062	97,080,076	98,377,783	96,685,535

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$29,110,635	28,189,330	27,674,588	27,181,120	26,947,880

Interest-bearing deposits	62,677,036	44,549,028	44,787,590	46,234,455	46,457,591

Deposits at Cayman Islands office	170,170	206,185	167,441	178,545	176,582

Total deposits	91,957,841	72,944,543	72,629,619	73,594,120	73,582,053

Short-term borrowings	2,132,182	173,783	153,299	193,495	192,676

Accrued interest and other liabilities	1,870,714	1,582,513	1,453,249	1,552,724	1,567,951

Long-term borrowings	10,653,858	10,174,289	10,175,912	10,509,143	9,006,959

Total liabilities	106,614,595	84,875,128	84,412,079	85,849,482	84,349,639

Shareholders’ equity:

Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	14,941,789	11,690,434	11,436,497	11,296,801	11,104,396

Total shareholders’ equity	16,173,289	12,921,934	12,667,997	12,528,301	12,335,896

Total liabilities and shareholders’ equity	$122,787,884	97,797,062	97,080,076	98,377,783	96,685,535

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $251.6 million at December 31, 2015, $163.5 million at September 30, 2015, $217.5 million at June 30, 2015, $152.5 million at March 31, 2015 and $181.0 million at December 31, 2014.

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18-18-18-18-18

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2015 from		December 31,
Dollars in millions	2015		2014		2015		December 31, 2014	September 30, 2015	2015		2014		Change in balance
	Balance	Rate	Balance	Rate	Balance	Rate			Balance	Rate	Balance	Rate
ASSETS

Interest-bearing deposits at banks	$6,622	.30%	9,054	.25%	6,060	.25%	-27%	9%	$5,775	.26%	5,342	.25%	8%

Federal funds sold and agreements to resell securities	1	.54	86	.08	—	—	-99	—	34	.10	89	.07	-62

Trading account assets	68	1.88	80	1.76	96	.52	-16	-29	86	1.44	76	1.81	13

Investment securities	15,786	2.55	12,978	2.82	14,441	2.60	22	9	14,456	2.62	11,509	3.03	26

Loans and leases, net of unearned discount
Commercial, financial, etc.	20,221	3.23	19,117	3.25	19,939	3.22	6	1	19,899	3.21	18,867	3.31	5
Real estate - commercial	28,973	4.11	27,064	4.24	28,309	4.18	7	2	28,276	4.16	26,461	4.26	7
Real estate - consumer	20,369	4.01	8,654	4.19	8,348	4.17	135	144	11,458	4.09	8,719	4.23	31
Consumer	11,547	4.44	10,932	4.49	11,253	4.46	6	3	11,203	4.46	10,618	4.53	6

Total loans and leases, net	81,110	3.92	65,767	4.01	67,849	3.96	23	20	70,836	3.95	64,665	4.05	10

Total earning assets	103,587	3.48	87,965	3.44	88,446	3.48	18	17	91,187	3.50	81,681	3.65	12

Goodwill	4,218		3,525		3,513		20	20	3,694		3,525		5

Core deposit and other intangible assets	101		38		20		164	403	45		50		-11

Other assets	7,146		7,116		6,536		—	9	6,854		6,887		—

Total assets	$115,052		98,644		98,515		17%	17%	$101,780		92,143		10%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
Interest-checking	$1,331	.11	1,083	.14	1,309	.11	23%	2%	$1,275	.11	1,034	.14	23%
Savings deposits	45,974	.11	42,949	.10	41,197	.11	7	12	42,610	.10	40,474	.11	5
Time deposits	9,686	.65	3,128	.50	2,858	.51	210	239	4,641	.58	3,290	.47	41
Deposits at Cayman Islands office	224	.30	265	.22	206	.29	-16	9	216	.28	327	.21	-34

Total interest-bearing deposits	57,215	.21	47,425	.13	45,570	.13	21	26	48,742	.15	45,125	.14	8

Short-term borrowings	1,615	.39	195	.05	174	.07	729	828	548	.31	215	.05	155
Long-term borrowings	10,748	2.36	8,954	2.62	10,114	2.44	20	6	10,217	2.47	7,492	2.90	36

Total interest-bearing liabilities	69,578	.54	56,574	.52	55,858	.55	23	25	59,507	.55	52,832	.53	13

Noninterest-bearing deposits	28,443		28,090		28,251		1	1	27,324		25,715		6

Other liabilities	2,024		1,538		1,619		32	25	1,721		1,499		15

Total liabilities	100,045		86,202		85,728		16	17	88,552		80,046		11

Shareholders’ equity	15,007		12,442		12,787		21	17	13,228		12,097		9

Total liabilities and shareholders’ equity	$115,052		98,644		98,515		17%	17%	$101,780		92,143		10%

Net interest spread		2.94		2.92		2.93				2.95		3.12
Contribution of interest-free funds		.18		.18		.21				.19		.19
Net interest margin		3.12%		3.10%		3.14%				3.14%		3.31%

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended December 31		Year ended December 31
	2015	2014	2015	2014
Income statement data
In thousands, except per share
Net income
Net income	$270,965	277,549	$1,079,667	1,066,246
Amortization of core deposit and other intangible assets (1)	5,828	4,380	16,150	20,657
Merger-related expenses (1)	60,820	—	60,820	—

Net operating income	$337,613	281,929	$1,156,637	1,086,903

Earnings per common share
Diluted earnings per common share	$1.65	1.92	$7.18	7.42
Amortization of core deposit and other intangible assets (1)	.04	.03	.12	.15
Merger-related expenses (1)	.40	—	.44	—

Diluted net operating earnings per common share	$2.09	1.95	$7.74	7.57

Other expense
Other expense	$786,113	666,221	$2,822,932	2,689,474
Amortization of core deposit and other intangible assets	(9,576)	(7,170)	(26,424)	(33,824)
Merger-related expenses	(75,976)	—	(75,976)	—

Noninterest operating expense	$700,561	659,051	$2,720,532	2,655,650

Merger-related expenses
Salaries and employee benefits	$51,287	—	$51,287	—
Equipment and net occupancy	3	—	3	—
Printing, postage and supplies	504	—	504	—
Other costs of operations	24,182	—	24,182	—

Other expense	75,976	—	75,976	—
Provision for credit losses	21,000	—	21,000	—

Total	$96,976	—	$96,976	—

Efficiency ratio
Noninterest operating expense (numerator)	$700,561	659,051	$2,720,532	2,655,650

Taxable-equivalent net interest income	813,401	687,847	2,867,050	2,700,088
Other income	448,108	451,643	1,825,037	1,779,273
Less: Loss on bank investment securities	(22)	—	(130)	—

Denominator	$1,261,531	1,139,490	$4,692,217	4,479,361

Efficiency ratio	55.53%	57.84%	57.98%	59.29%

Balance sheet data
In millions
Average assets
Average assets	$115,052	98,644	$101,780	92,143
Goodwill	(4,218)	(3,525)	(3,694)	(3,525)
Core deposit and other intangible assets	(101)	(38)	(45)	(50)
Deferred taxes	39	12	16	15

Average tangible assets	$110,772	95,093	$98,057	88,583

Average common equity
Average total equity	$15,007	12,442	$13,228	12,097
Preferred stock	(1,232)	(1,231)	(1,232)	(1,192)

Average common equity	13,775	11,211	11,996	10,905
Goodwill	(4,218)	(3,525)	(3,694)	(3,525)
Core deposit and other intangible assets	(101)	(38)	(45)	(50)
Deferred taxes	39	12	16	15

Average tangible common equity	$9,495	7,660	$8,273	7,345

At end of quarter
Total assets
Total assets	$122,788	96,686
Goodwill	(4,593)	(3,525)
Core deposit and other intangible assets	(140)	(35)
Deferred taxes	54	11

Total tangible assets	$118,109	93,137

Total common equity
Total equity	$16,173	12,336
Preferred stock	(1,232)	(1,231)
Undeclared dividends - cumulative preferred stock	(2)	(3)

Common equity, net of undeclared cumulative preferred dividends	14,939	11,102
Goodwill	(4,593)	(3,525)
Core deposit and other intangible assets	(140)	(35)
Deferred taxes	54	11

Total tangible common equity	$10,260	7,553

(1)	After any related tax effect.

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20-20-20-20-20

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Income statement data
In thousands, except per share
Net income
Net income	$270,965	280,401	286,688	241,613	277,549
Amortization of core deposit and other intangible assets (1)	5,828	2,506	3,653	4,163	4,380
Merger-related expenses (1)	60,820	—	—	—	—

Net operating income	$337,613	282,907	290,341	245,776	281,929

Earnings per common share
Diluted earnings per common share	$1.65	1.93	1.98	1.65	1.92
Amortization of core deposit and other intangible assets (1)	.04	.02	.03	.03	.03
Merger-related expenses (1)	.40	—	—	—	—

Diluted net operating earnings per common share	$2.09	1.95	2.01	1.68	1.95

Other expense
Other expense	$786,113	653,816	696,628	686,375	666,221
Amortization of core deposit and other intangible assets	(9,576)	(4,090)	(5,965)	(6,793)	(7,170)
Merger-related expenses	(75,976)	—	—	—	—

Noninterest operating expense	$700,561	649,726	690,663	679,582	659,051

Merger-related expenses
Salaries and employee benefits	$51,287	—	—	—	—
Equipment and net occupancy	3	—	—	—	—
Printing, postage and supplies	504	—	—	—	—
Other costs of operations	24,182	—	—	—	—

Other expense	75,976	—	—	—	—
Provision for credit losses	21,000	—	—	—	—

Total	$96,976	—	—	—	—

Efficiency ratio
Noninterest operating expense (numerator)	$700,561	649,726	690,663	679,582	659,051

Taxable-equivalent net interest income	813,401	699,075	689,148	665,426	687,847
Other income	448,108	439,699	497,027	440,203	451,643
Less: Loss on bank investment securities	(22)	—	(10)	(98)	—

Denominator	$1,261,531	1,138,774	1,186,185	1,105,727	1,139,490

Efficiency ratio	55.53%	57.05%	58.23%	61.46%	57.84%

Balance sheet data
In millions
Average assets
Average assets	$115,052	98,515	97,598	95,892	98,644
Goodwill	(4,218)	(3,513)	(3,514)	(3,525)	(3,525)
Core deposit and other intangible assets	(101)	(20)	(25)	(31)	(38)
Deferred taxes	39	7	8	10	12

Average tangible assets	$110,772	94,989	94,067	92,346	95,093

Average common equity
Average total equity	$15,007	12,787	12,636	12,459	12,442
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,231)

Average common equity	13,775	11,555	11,404	11,227	11,211
Goodwill	(4,218)	(3,513)	(3,514)	(3,525)	(3,525)
Core deposit and other intangible assets	(101)	(20)	(25)	(31)	(38)
Deferred taxes	39	7	8	10	12

Average tangible common equity	$9,495	8,029	7,873	7,681	7,660

At end of quarter
Total assets
Total assets	$122,788	97,797	97,080	98,378	96,686
Goodwill	(4,593)	(3,513)	(3,513)	(3,525)	(3,525)
Core deposit and other intangible assets	(140)	(18)	(22)	(28)	(35)
Deferred taxes	54	6	7	9	11

Total tangible assets	$118,109	94,272	93,552	94,834	93,137

Total common equity
Total equity	$16,173	12,922	12,668	12,528	12,336
Preferred stock	(1,232)	(1,232)	(1,232)	(1,232)	(1,231)
Undeclared dividends - cumulative preferred stock	(2)	(3)	(3)	(2)	(3)

Common equity, net of undeclared cumulative preferred dividends	14,939	11,687	11,433	11,294	11,102
Goodwill	(4,593)	(3,513)	(3,513)	(3,525)	(3,525)
Core deposit and other intangible assets	(140)	(18)	(22)	(28)	(35)
Deferred taxes	54	6	7	9	11

Total tangible common equity	$10,260	8,162	7,905	7,750	7,553

(1)	After any related tax effect.

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